Exhibit 10.10

FIRST AMENDMENT TO SECURITY AGREEMENT

THIS FIRST AMENDMENT TO SECURITY AGREEMENT (the “Amendment”) is entered into as of August 30, 2004 between PROSOFTTRAINING, a Nevada corporation (“Debtor”), and HUNT CAPITAL GROWTH FUND II, L.P. (“Secured Party”).

R E C I T A L S:

WHEREAS, Debtor and Secured Party entered into that certain Security Agreement (as amended, the “Security Agreement”) dated as of October 16, 2001 in order to secure the payment of obligations of Debtor to Secured Party under the Securities Purchase Agreement dated October 16, 2001 (as amended, the “Securities Purchase Agreement”) between Debtor and Secured Party and under the Transaction Agreements (as defined therein);

WHEREAS, as of the date hereof, Debtor is entering into a Purchase Agreement with DKR SoundShore Oasis Holding Fund Ltd. (“DKR Oasis”) and DKR SoundShore Strategic Holding Fund Ltd. (“DKR Strategic” and, together with DKR Oasis, the “DKR Parties”) pursuant to which Debtor will borrow $1,350,000 (the “DKR Loan”) from the DKR Parties, payment of which is secured pursuant to the provisions of the Security Agreement dated the date hereof (the “SoundShore Security Agreement”) between the DKR Parties, DKR Oasis as Administrative Agent, and Debtor; and

WHEREAS, Debtor and Secured Party have agreed to amend the Security Agreement to, among other things, permit the security interests granted by Debtor to the DKR Parties in the SoundShore Security Agreement.

NOW, THEREFORE, in consideration of these premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree, as follows:

1. DEFINITIONS. Unless stated otherwise, (a) each term defined in the Security Agreement has the same meaning when used in this Amendment and (b) all references to “Sections” and “Exhibits” are references to the Security Agreement’s sections and exhibits.

2. AMENDMENTS. Effective as of the date of this Amendment:

(A) The following definitions are alphabetically inserted (as appropriate) into Section 1.01 of the Security Agreement:

“Convertible Note” means the Subordinated Secured Convertible Note dated October 16, 2001 in the stated principal amount of $2,500,000 payable by Debtor to the order of Secured Party, as amended by the Amendment to Securities Purchase Agreement dated December 28, 2001, the Exchange Agreement dated June 4, 2004, the Amendment to Securities Purchase Agreement and Convertible Note dated as of August 30, 2004 and as the same may from time to time be amended hereafter.

“Debtor” means PROSOFTTRAINING, a Nevada corporation.

“DKR Parties” means DKR SoundShore Oasis Holding Fund Ltd. and DKR SoundShore Strategic Holding Fund Ltd.

“Event of Default” has the meaning set forth in the Convertible Note, as the same may be amended, extended or modified from time to time.

“Intercreditor Agreement” means the Intercreditor Agreement, dated August 30, 2004, among Secured Party and the DKR Parties.

“SoundShore Lien” means the security interest in the Debtor’s property held by the DKR Parties pursuant to the SoundShore Security Agreement.

“SoundShore Security Agreement” means the Security Agreement, dated as of August 30, 2004, by and among the Debtor, each of the DKR Parties and DKR SoundShore Holding Fund, Ltd, as Administrative Agent.

(B) Sections or subsections 2.01(l), 2.03, 3.03, 3.06, 4.01, 4.04, 4.09, 4.14, 4.15(b), 4.16(a)(i), 4.16(b)(i), (ii) and (iv), 4.17(a), 4.19, 5.06 and 7.03 of the Security Agreement are amended to read in their entirety as set forth on Attachment A hereto.

(C) A new Section 7.13 is added to the Security Agreement to read as follows:

“7.13. SoundShore Transactions. Notwithstanding any other provision of this Agreement, Secured Party agrees as follows: (a) Debtor may enter into the SoundShore Security Agreement and grant the security interests provided for therein, (b) the DKR Parties may perfect such security interests and (c) to the extent set forth in the Intercreditor Agreement, the Proceeds of Collateral shall be applied as set forth therein.”

(D) Schedules 1-4 to the Security Agreement are amended to read in their entirety in the form of Attachment B hereto.

3. REPRESENTATIONS AND WARRANTIES, AGREEMENTS REGARDING SUBSIDIARIES. In connection with the agreements set forth in this Amendment, Debtor represents and warrants to Secured Party that none of its subsidiaries (other than ProsoftTraining Europe Ltd. (“Prosoft Europe”)) owns any material assets or engages in any material activity. Debtor agrees to (a) within thirty (30) days after the date of this Amendment, deliver to Secured Party (or to the Collateral Agent under the Intercreditor Agreement dated the date hereof (the “Intercreditor Agreement”) among Secured Party and the DKR Parties) all certificates evidencing its ownership of Prosoft Europe, together with stock power(s) executed in blank and (b) give prompt written notice to Secured Party of any event or occurrence that results in the foregoing representation and warranty being false, incorrect or misleading.

4. RATIFICATIONS; AGREEMENTS. As a material inducement to Secured Party to execute and deliver this Amendment, Debtor hereby (A) ratifies and confirms all provisions of the Security Agreement, as amended by this Amendment, (B) ratifies and confirms that all guaranties, assurances, and security interests granted, conveyed, or assigned to Secured Party under the Security Agreement or the other Transaction Agreements, as they may have been renewed, extended, and amended, continue to guarantee, assure, and secure full payment and performance of the present and future Obligations, and (C) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as Secured Party may reasonably request in order to create, perfect, preserve, and protect those guaranties, assurances, and Security Interests. Debtor agrees to immediately notify Secured Party in writing in the event that, after the date of this Amendment, it grants any lien or security interest in any of its assets to or for the benefit of any of the

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DKR Parties (whether under the SoundShore Security Agreement or otherwise) or takes or permits any action to perfect any security interest granted to any of the DKR Parties as of the date hereof or any subsequent date and, at the request of Secured Party, will promptly take all actions reasonably requested by Secured Party (after giving effect to the Intercreditor Agreement) to grant and perfect, in favor of Secured Party, liens and security interests in any of such assets.

[The remainder of this page intentionally left blank; Signature Page follows.]

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EXECUTED as of the date first stated above.

HUNT CAPITAL GROWTH FUND II, L.P.

By:		HUNT CAPITAL GROWTH, L.P., its general partner

By:		HUNT CAPITAL GROUP, L.L.C.,
its general partner

	By:	/s/ J.R. Holland, Jr.
J.R. Holland, Jr.
President

PROSOFTRAINING

By:		/s/ Robert G. Gwin
Robert G. Gwin
Chief Executive Officer

Signature Page to

First Amendment to Security Agreement

ATTACHMENT A

1. Section 2.01(l)

(l) all shares of stock of the Subsidiaries of the Debtor from time to time owned or acquired by the Debtor in any manner, and the certificates and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such shares;

2. Section 2.03

Section 2.03 Delivery of Collateral. All certificates or instruments representing or evidencing the Pledged Shares, any Instruments or Chattel Paper or any other Collateral including, without limitation, any Investment Property, promptly upon the Debtor gaining any rights therein, shall, after request therefor by Secured Party, be delivered to and held by Secured Party pursuant hereto in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Secured Party. After the occurrence and during the continuation of an Event of Default, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing any Pledged Collateral in its possession for certificates or instruments of smaller or larger denominations.

3. Section 3.03

Section 3.03. Financing Statements. No financing statement, security agreement or other Lien instrument covering all or any part of the Collateral is on file in any public office, except as may have been filed in connection with Permitted Liens, this Agreement or the SoundShore Security Agreement. Except as set forth in Schedule 4 hereto, the Debtor does not do business, and has not done business within the past five (5) years, under a trade name or any name other than its legal name set forth at the beginning of this Agreement.

4. Section 3.06

Section 3.06. Perfection. Upon (i) the filing of Uniform Commercial Code financing statements in the jurisdictions listed on Schedule 2 attached hereto, (ii) the Secured Party obtaining (a) possession of the Pledged Shares and all other Instruments, Chattel Paper and Security Certificates of the Debtor and (b) “control” over all Deposit Accounts, and (iii) with respect to Intellectual Property, appropriate filings being made in the United States Patent and Trademark Office and the United States Copyright Office, the security interest in favor of the Secured Party created herein will constitute a valid and perfected Lien upon and security interest in the Collateral, subject to no equal or prior Liens, except for the SoundShore Lien and purchase money liens existing on the date hereof.

5. Section 4.01

Section 4.01. Encumbrances. The Debtor shall not create, permit or suffer to exist, and shall defend the Collateral against, any Lien or other encumbrance on the Collateral except for Liens permitted under the Purchase Agreement, and shall defend the Debtor’s rights in the Collateral and the interest of the Secured Party in the Collateral against the claims and demands of all Persons other than the DKR Parties’ claims and demands to the extent arising under the SoundShore Security Agreement. The Debtor shall do nothing to impair the rights of the Secured Party in the Collateral.

6. Section 4.04

Section 4.04. Further Assurances. At any time and from time to time, upon the request of the Secured Party, and at the sole expense of the Debtor, the Debtor shall promptly execute and deliver all such further agreements, documents and instruments and take such further action as the Secured Party may reasonably deem necessary or appropriate to preserve and perfect its security interest in and pledge and collateral assignment of the Collateral and carry out the provisions and purposes of this Agreement or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral, and, to the extent any of the Collateral is at any time in the custody of a Clearing Corporation or of a “custodian bank” or a nominee of either, as defined in the UCC, or any other Securities Intermediary, then the Debtor shall cause the Secured Party to obtain “control,” as defined in Article or Chapter 8 of the UCC, of such Collateral in one of the manners prescribed in Article or Chapter 8.106 of the UCC. Except as otherwise expressly permitted by the terms of the Purchase Agreement relating to disposition of assets and except for Permitted Liens, the Debtor agrees to defend the title to the Collateral and the Lien thereon of the Secured Party against the claim of any other Person (other than the DKR Parties to the extent their claims arise under the SoundShore Security Agreement) and to maintain and preserve such Lien. Without limiting the generality of the foregoing, the Debtor shall (a) execute and deliver to the Secured Party such financing statements as the Secured Party may from time to time require; (b) deliver and pledge to the Secured Party all Documents (including, without limitation, documents of title) evidencing Inventory or Equipment and cause the Secured Party to be named as lienholder on all Documents of title; (c) deliver and pledge to Secured Party all Instruments and Chattel Paper of the Debtor with any necessary endorsements; and (d) execute and deliver to the Secured Party such other agreements, documents and instruments as the Secured Party may require to perfect and maintain the validity, effectiveness and priority of the Liens intended to be created by the Transaction Agreements. The Debtor authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Debtor where permitted by law. A carbon, photographic or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement.

7. Section 4.09

Section 4.09. Legal Changes. The Debtor shall not change its name, identity or legal structure in any manner that might make any financing statement filed in connection with this Agreement seriously misleading unless the Debtor shall have given the Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by the Secured Party to protect its Liens and the perfection and priority thereof. The Debtor shall not change its principal place of business, chief executive office, jurisdiction of formation, or the place where it keeps its books and records unless it shall have given the Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by the Secured Party to cause its security interest in the Collateral to be perfected with the priority required by this Agreement.

8. Section 4.14

Section 4.14. Collection of Accounts. So long as no Event of Default has occurred and is continuing and except as otherwise provided in this Section 4.14 and in Section 5.01, the Debtor shall have the right to collect and receive payments on the Accounts. In connection with such collections, the Debtor may take (and, at the Secured Party’s direction, shall take) such actions as the Debtor or the Secured Party may deem necessary or advisable to enforce collection of the Accounts. Upon the request of the Secured Party, the Debtor shall cause all account debtors and other Persons obligated in respect of the Accounts to make all payments on the Accounts directly to any collection or collateral account established by the Secured Party and the Debtor shall cause all other Proceeds of Collateral to be deposited directly to such account. Until such Proceeds are delivered to such account, such Proceeds shall be held in trust by the Debtor for the benefit of the Secured Party and shall not be commingled with any other funds or property of the Debtor. All Proceeds of Collateral received by the Secured Party pursuant to this Section 4.14 will be applied by the Secured Party to the Obligations at such time and in such order as the Secured Party shall determine from time to time in its sole judgment, subject to the Intercreditor Agreement to the extent such agreement is then effective.

9. Section 4.15(b)

(b) The Debtor shall make federal applications on all of its unpatented but patentable inventions and all of its registrable but unregistered copyrights and trademarks.

10. Section 4.16(a)(i)

(i) The Debtor shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers and notifications in respect of any of the Pledged Collateral) pertaining to any of the Pledged Collateral or any part thereof; provided; however, that without the prior written consent of the Secured Party, no vote shall be cast or consent, waiver or ratification given or action taken which would (x) be inconsistent with or violate any provision of this Agreement or any other Transaction Agreement or (y) amend, modify or waive any term, provision or condition of the certificate of incorporation, by-laws, certificate of formation or other charter document or other agreement relating to, evidencing, providing for the issuance of or securing any Collateral; and provided further that the Debtor shall give the Secured Party at least five (5) Business Days’ prior written notice in the form of an officer’s certificate of the manner in which it intends to exercise, or the reasons for refraining from exercising, any voting or other consensual rights pertaining to the Collateral or any part thereof which might have a material adverse effect on the value of the Collateral or any part thereof; and

11. Section 4.16(b)(i), (ii) and (iv)

(i) The Secured Party may, without notice to the Debtor, transfer or register, or cause to be transferred or registered, in the name of Secured Party or any of its nominees any or all of the Collateral described in Section 2.01(i) through (m) of this Agreement, the proceeds thereof (in cash or otherwise) and all liens, security, rights, remedies and claims of the Debtor with respect thereto (collectively, the “Pledged Collateral”) held by the Secured Party hereunder, and such Secured Party or its nominee may thereafter, after delivery of notice to the Debtor, exercise all voting and corporate rights at any meeting of any corporation, partnership or other business entity issuing any of the Pledged Collateral and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation, partnership or other business entity issuing any of such Pledged Collateral or upon the exercise by any such issuer or the Secured Party of any right, privilege or option pertaining to any of the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it but the Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options, and the Secured Party shall not be responsible for any failure to do so or delay in so doing.

(ii) All rights of the Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Subsection 4.16(a)(i) and to receive the dividends, interest and other distributions which it would otherwise be authorized to receive and retain pursuant to Subsection 4.16(a)(ii) shall be suspended until such Event of Default shall no longer exist, and all such rights shall, until such Event of Default shall no longer exist, thereupon become vested in the Secured Party which shall thereupon have the right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, interest and other distributions.

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(iv) The Debtor shall execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies and other instruments as the Secured Party may reasonably request for the purpose of enabling the Secured Party to exercise the voting and other rights which it is entitled to exercise pursuant to this Subsection 4.16(b) and to receive the dividends, interest and other distributions which it is entitled to receive and retain pursuant to this Subsection 4.16(b). The foregoing shall not in any way limit the Secured Party’s power and authority granted pursuant to Section 5.01.

12. Section 4.17(a)

(a) Except as may be expressly permitted by the terms of the Purchase Agreement, the Debtor shall not grant any option with respect to, exchange, sell or otherwise dispose of any of the Collateral, except for the sales of inventory in the ordinary course of its business, or create or permit to exist any Lien upon or with respect to any of the Collateral except for Liens permitted under the Purchase Agreement and the Liens created hereby.

13. Section 4.19

Section 4.19. Acknowledgment of Pledge. The Debtor shall deliver to Secured Party promptly after request thereof by Secured Party, one or more agreements providing the Secured Party with control (within the meaning of Section 9-207(c) of the UCC) over all Deposit Accounts, Commodities Accounts and Securities Accounts, such agreements to be in form and substance satisfactory to Secured Party.

14. Section 5.06

Section 5.06. Change of Depository. In the event of the termination by any financial institution in which any Deposit Account is maintained of any agreement with or for the benefit of the Secured Party, or if any such financial institution shall fail to comply with any provisions of any such agreement or any instructions of the Secured Party in accordance with any such agreement or this Agreement, or if the Secured Party determines in its sole discretion that the financial condition of any such financial institution has materially deteriorated, the Debtor agrees to transfer the affected Deposit Account(s) to another financial institution acceptable to the Secured Party and cause such substitute financial institution to execute such agreements as the Secured Party may require, in form and substance reasonably acceptable to the Secured Party, to ensure that the Secured Party has a perfected, first priority security interest, subject only to the SoundShore Lien, in the Deposit Account(s) held with such substitute financial institution. If any affected Deposit Account is a lockbox account, the Debtor agrees to notify its account debtors promptly to remit all payments which were being sent to the terminated Deposit Account directly to the substitute Deposit Account.

15. Section 7.03

Section 7.03. Amendment; Entire Agreement. This Agreement embodies the final, entire agreement among the parties hereto and supersedes any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no unwritten oral agreements among the parties hereto. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.